UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2007

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Milik Street

Carteret, New Jersey 07008

(Address and zip code of principal executive offices)

(732) 499-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2007, Pathmark Stores, Inc., a Delaware corporation (the “Company”), entered into a leasehold assignment contract (the “Agreement”) for the sale of its leasehold interests in one of its stores (the “Lease”) with CPS Operating Company LLC, a Delaware limited liability company (the “Buyer”). Pursuant to the terms of the Agreement, the Company will receive $87 million for sale of the Lease and will assign and transfer to the Buyer all of the Company’s interest in the Lease and Buyer will assume all of the duties and obligations of the Company under the Lease. Upon execution of the Agreement, the Buyer deposited $5 million in escrow as a deposit against the purchase price for the Lease, which amount is non-refundable to Buyer except as otherwise expressly provided in the Agreement. Consummation of the proposed transaction is subject to the satisfaction of certain closing conditions as set forth in the Agreement. Accordingly, although the proposed transaction is expected to close in the fourth quarter of the Company’s 2007 fiscal year, neither the consummation of the proposed transaction nor the Company’s receipt of the full proceeds from the sale of the Lease can be assured.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, stock-based compensation expense, earnings estimates, Adjusted EBITDA, sales, same-store sales and capital expenditures and are indicated by words or phrases such as “anticipates,” “believe,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “ongoing,” “plans,” “projects,” “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. Pathmark expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in Pathmark’s operating areas, the competitive environment in which Pathmark operates, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in Pathmark’s reports and filings available from the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Additional Information and Where to Find It

Any documents filed by Pathmark with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by contacting Pathmark’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, NJ 07008, or by accessing Pathmark’s Investor Relations website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: August 17, 2007	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President, Secretary and General Counsel